UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2024
Microvast Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38826	83-2530757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)
12603 Southwest Freeway, Suite 300
Stafford, Texas 77477
(Address of principal executive offices, including zip code)
281-491-9505
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MVST	The NASDAQ Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	MVSTW	The NASDAQ Stock Market LLC

Item 5.07 Submission of Matters to a Vote of Security Holders.

Microvast Holdings, Inc. (the “Company”) held its annual meeting of stockholders on October 18, 2024 (the “2024 Annual Meeting”). 206,081,552 shares of the Company’s common stock were present at the 2024 Annual Meeting, representing approximately 65.0% of the 316,887,855 shares of common stock issued and outstanding as of August 21, 2024 (the record date for the determination of stockholders entitled to notice of and to vote at the 2024 Annual Meeting).

Two proposals were submitted to a vote of stockholders at the 2024 Annual Meeting. Voting results, as certified by the Company’s inspector of election, are provided below.

1.The three Class III director nominees listed below were each elected to serve a three-year term ending at the Company’s annual meeting of stockholders in 2027.

Director Nominee	For	Withheld	Broker Non-Votes
Yang Wu	152,771,380	6,242,415	45,010,266
Isida Tushe	145,815,264	6,269,963	45,010,266
Yixin Pan	152,841,016	6,250,842	45,010,266

2.The appointment of Deloitte Touche Tohmatsu Certified Public Accountants LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 was ratified by the Company’s stockholders, as follows:

For	Against	Abstain
192,748,587	4,991,514	8,341,451

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2024	MICROVAST HOLDINGS, INC.

	By:	/s/ Wu Yang
	Name:	Wu Yang
	Title:	Chief Executive Officer
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